Genesee & Wyoming Reports Results for the Fourth Quarter of 2009

GREENWICH, Conn., February 8, 2010/PRNewswire-FirstCall/ — Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the fourth quarter of 2009 of $18.3 million, compared with net income of $25.3 million in the fourth quarter of 2008.  GWI's diluted earnings per share (EPS) in the fourth quarter of 2009 were $0.44 with 41.3 million weighted average shares outstanding, compared with diluted EPS of $0.70 with 36.4 million weighted average shares outstanding in the fourth quarter of 2008.

GWI’s results for the fourth quarter of 2009 included gains on the sale of assets of $0.8 million ($0.5 million after-tax, or $0.01 per diluted share).  Fourth quarter results also included a tax benefit of approximately $1.0 million, or $0.03 per diluted share, as a result of applying GWI’s full year effective income tax rate to results for the first nine months of 2009. Results for the fourth quarter of 2008 included gains on the sale of assets of $3.9 million ($2.7 million after-tax, or $0.07 per diluted share), $2.0 million of acquisition-related expenses ($1.3 million after-tax, or $0.03 per diluted share) and certain net tax benefits of $9.3 million, or $0.26 per diluted share, primarily related to the extension of the short line tax credit.

The table below summarizes the financial impact of the significant items in the fourth quarter of 2009 and 2008 ($ millions, except per share amounts).

	Pre- Tax Amount	After- Tax Amount (a)	EPS Impact

Q4 2009 - Gains on the sale of assets	$0.8	$0.5	$0.01
- Net tax benefits	$—	$1.0	$0.03
Q4 2008 - Gains on the sale of assets	$3.9	$2.7	$0.07
- Acquisition-related expense	$(2.0)	$(1.3)	$(0.03)
- Certain net tax benefits (b)	$—	$9.3	$0.26

(a)
Other than tax credits and deferred tax valuation allowances, all after-tax amounts presented are calculated using the marginal effective income tax rate for the appropriate jurisdictions where the transactions occurred.

(b)
Includes a net tax benefit of $6.5 million related to the impact of the retroactive extension of the U.S. short line tax credit for the first nine months of 2008 and a net tax benefit of $4.8 million related to the impact of acquisitions on GWI’s consolidated U.S. tax position, partially offset by deferred tax valuation allowances of $2.0 million in Australia and Canada.

Results from Continuing Operations

In the fourth quarter of 2009, GWI's total revenues decreased $9.2 million, or 6.2%, to $139.9 million, compared with $149.2 million in the fourth quarter of 2008.   During the fourth quarter of 2009, the appreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar increased revenues by $7.6 million, partially offset by a $1.3 million decrease due to a decline in third-party fuel sales.  Excluding currency and fuel sales, GWI’s revenues declined $15.5 million, or 10.4%.

Freight revenues in the fourth quarter of 2009 decreased by $13.1 million, or 13.8%, to $82.1 million, compared with $95.2 million in the fourth quarter of 2008.  Freight revenues were increased by $3.2 million due to the appreciation of the Australian and Canadian dollars.  Excluding currency, GWI’s freight revenues decreased by $16.3 million, or 17.2%.

Average freight revenues per carload increased 3.5% in the fourth quarter of 2009.  During the fourth quarter of 2009, average revenues per carload were negatively impacted by lower fuel surcharges, which reduced average revenues per carload by 5.3%, and positively impacted by the appreciation of the Canadian and Australian dollars and changes in commodity mix that increased average revenue per carload by 3.5% and 0.6%, respectively.  Excluding these factors, average revenues per carload increased 4.7%.

In the United States and Canada, excluding currency effects, changes in commodity mix and changes in fuel surcharges, average revenues per carload increased 4.4% in the fourth quarter of 2009 compared with the fourth quarter of 2008.  Decreases in the rail cost adjustment factor (RCAF), a measure of railroad inflation published by the Association of American Railroads to which certain contract freight rates are indexed, had the impact of reducing U.S. and Canada average revenues per carload by approximately 1%.

GWI’s non-freight revenues in the fourth quarter of 2009 increased $3.9 million, or 7.1%, to $57.8 million compared with $54.0 million in the fourth quarter of 2008.   The increase in non-freight revenues included a $4.4 million increase due to the appreciation of the Australian and Canadian dollars and the Euro versus the U.S. dollar, partially offset by a $1.3 million decrease due to a decline in third-party fuel sales.  Excluding currency and fuel sales, GWI’s non-freight revenues increased $0.8 million, or 1.5%.

GWI's operating income in the fourth quarter of 2009 decreased $2.9 million, or 9.6%, to $27.5 million, compared with $30.4 million in the fourth quarter of 2008.  The operating ratio was 80.4% in the fourth quarter of 2009, compared with an operating ratio of 79.6% in the fourth quarter of 2008.  Operating income in the fourth quarter of 2009 included $0.8 million of net gains on the sale of assets, compared with $3.9 million of net gains on the sale of assets and $2.0 million of acquisition-related expenses in the fourth quarter of 2008.  Excluding net gains on asset sales and acquisition-related expenses, GWI's operating ratio was 80.9% in the fourth quarter of 2009 and 2008. (1)

Comments from the Chief Executive Officer

John C. Hellmann, President and CEO of GWI, commented, “Our revenues in the fourth quarter decreased 6% compared to the fourth quarter of 2008, but were stable compared to the third quarter of 2009.  Despite the revenue decline from last year, we continued to manage our costs well and maintained an operating ratio of 81%.  We also experienced a few areas of unexpected revenue strength in the fourth quarter of 2009, including grain shipments on the Gulf Coast and steel pipe in the Southeastern United States.”

Mr. Hellmann continued, “In 2009, we generated $75 million of free cash flow, which was the second best performance in Company history.  In the context of the recession, we think this is an important accomplishment.  With $106 million of cash on our balance sheet and an undrawn revolving credit facility, we continue to actively evaluate acquisition and investment opportunities in both North America and Australia.”

Free Cash Flow from Continuing Operations (2)

($ in millions)	Year Ended
	December 31,
	2009	2008

Net cash provided by operating activities	$126.9	$128.7
Net cash used in investing activities	(58.3)	(413.8)
Net cash paid/(received) for acquisitions/divestitures (a)	6.4	345.5
Contingent consideration held in escrow (b)	—	7.5
Free cash flow (2)	$75.0	$67.9

(a)
The 2009 period includes: 1) $4.8 million in net cash paid for final working capital adjustments related to the acquisition of the Ohio Central Railroad System (OCR), 2) $1.0 million in net cash paid in contingent consideration related to the Rotterdam Rail Feeding B.V. (RRF) acquisition, 3) $4.4 million in cash paid to purchase the remaining 12.6% interest in Maryland Midland Railway, Inc. (Maryland Midland) and 4) $3.8 million in cash received from the sale of Bolivia. The 2008 period includes 1) $212.6 million in net cash paid for the acquisition of the OCR, 2) $16.7 million in net cash paid for the acquisition of Georgia Southwestern Railroad, Inc. (Georgia Southwestern), 3) $89.9 million in net cash paid for the acquisition of CAGY Industries Inc. (CAGY), 4) $22.6 million in net cash paid for the acquisition of RRF and 5) $3.7 million for final working capital adjustments related to the December 2007 acquisition of Maryland Midland.

(b)	Includes $7.5 million of contingent consideration placed into escrow by GWI that was paid to the seller of OCR in 2009 upon satisfaction of certain conditions.

GWI’s continuing operations generated free cash flow of $75.0 million and $67.9 million for the years ended December 31, 2009 and 2008, respectively.  For the year ended December 31, 2009, changes in working capital increased net cash flow from operating activities by $3.8 million.  For the year ended December 31, 2008, changes in working capital increased net cash flow from operating activities by $7.3 million.

Net cash used in investing activities for the year ended December 31, 2009, included $88.9 million in purchases of property and equipment, partially offset by $24.6 million in grant proceeds received from outside parties for the funding of capital projects and $12.3 million from sales of assets and insurance proceeds.  Net cash used in investing activities in the year ended December 31, 2008, included $97.9 million in purchases of property and equipment, partially offset by $28.6 million in cash received from government grants and $8.5 million from sales of assets and insurance proceeds.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held Monday, February 8, 2010, at 11 a.m. EST.  The dial-in number for the teleconference is (800) 288-8960; outside U.S., call (612) 332-0107, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Q4 2009 Earnings Announcement Webcast."  Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call.  An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EST on February 8, 2010, until the following quarter's results are posted.  Telephone replay is available for 30 days beginning at 1 p.m. EST on February 8, 2010, by dialing (800) 475-6701 (or outside U.S., dial 320-365-3844). The access code is 121468.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands.  Operations currently include 62 railroads organized in nine regions, with approximately 6,000 miles of owned and leased track and approximately 3,400 additional miles under track access arrangements.  GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements.  GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.  GWI disclaims any intention to update the current expectations or forward looking statements contained in this press release.

(1)           The operating ratios that exclude the items described above are non GAAP financial measures and are not intended to replace the operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2)           Free Cash Flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities is included in the tables attached to this press release.

SOURCE: Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-629-3722
mwilliams@gwrr.com

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

OPERATING REVENUES	$139,907	$149,156	$544,866	$601,984

OPERATING EXPENSES	112,440	118,772	445,544	486,053
INCOME FROM OPERATIONS	27,467	30,384	99,322	115,931

GAIN ON SALE OF INVESTMENT IN BOLIVIA	(36)	—	391	—
INTEREST INCOME	388	340	1,065	2,093
INTEREST EXPENSE	(6,252)	(8,406)	(26,902)	(20,610)
OTHER INCOME/(EXPENSE), NET	206	(90)	2,115	470

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	21,773	22,228	75,991	97,884

PROVISION (BENEFIT) FOR INCOME TAXES	3,519	(3,172)	15,916	24,909

INCOME FROM CONTINUING OPERATIONS	18,254	25,400	60,075	72,975

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	50	(14)	1,398	(501)

NET INCOME	18,304	25,386	61,473	72,474

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	—	(97)	(146)	(243)

NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$18,304	$25,289	$61,327	$72,231

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.47	$0.78	$1.66	$2.28
BASIC EARNINGS/(LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	—	—	0.04	(0.02)
BASIC EARNINGS PER COMMON SHARE	$0.48	$0.78	$1.70	$2.26

WEIGHTED AVERAGE SHARES - BASIC	38,444	32,404	36,146	31,922

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.44	$0.70	$1.54	$2.00
DILUTED EARNINGS/(LOSS) PER COMMON SHARE FROM DISCONTINUED OPERATIONS	—	—	0.04	(0.01)
DILUTED EARNINGS PER COMMON SHARE	$0.44	$0.70	$1.57	$1.99

WEIGHTED AVERAGE SHARES - DILUTED	41,338	36,371	38,974	36,348

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(In thousands)
(unaudited)

	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$105,707	$31,693
Accounts receivable, net	109,931	120,874
Materials and supplies	8,939	7,708
Prepaid expenses and other	13,223	12,270
Deferred income tax assets, net	15,161	18,101
Current assets of discontinued operations	282	1,676
Total current assets	253,243	192,322

PROPERTY AND EQUIPMENT, net	1,024,297	998,995
GOODWILL	161,208	150,958
INTANGIBLE ASSETS, net	244,464	223,442
DEFERRED INCOME TAX ASSETS, net	3,122	—
OTHER ASSETS, net	10,698	21,564
Total assets	$1,697,032	$1,587,281

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$27,818	$26,034
Accounts payable	104,813	124,162
Accrued expenses	38,181	37,903
Deferred income tax liabilities, net	971	192
Current liabilities of discontinued operations	11	1,121
Total current liabilities	171,794	189,412

LONG-TERM DEBT, less current portion	421,616	535,231
DEFERRED INCOME TAX LIABILITIES, net	244,924	234,979
DEFERRED ITEMS - grants from outside parties	146,345	113,302
OTHER LONG-TERM LIABILITIES	23,476	34,943

TOTAL EQUITY	688,877	479,414
Total liabilities and equity	$1,697,032	$1,587,281

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(In thousands)
(unaudited)

	Twelve Months Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,473	$72,474
Adjustments to reconcile net income to net cash provided
by operating activities:
(Income)/loss from discontinued operations, net of tax	(1,398)	501
Depreciation and amortization	48,110	40,507
Compensation cost related to equity awards	6,031	5,734
Excess tax benefits from share-based compensation	(1,234)	(1,829)
Deferred income taxes	7,558	12,205
Net loss/(gain) on sale and impairment of assets	3,953	(7,708)
Gain on insurance recoveries	(3,143)	(399)
Insurance proceeds received	2,175	—
Gain on sale of investment in Bolivia	(391)	—
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	16,082	11,541
Materials and supplies	(170)	(812)
Prepaid expenses and other	(622)	6,597
Accounts payable and accrued expenses	(10,940)	(18,089)
Other assets and liabilities, net	(550)	8,024
Net cash provided by operating activities from continuing operations	126,934	128,746
Net cash used in operating activities from discontinued operations	(746)	(3,484)
Net cash provided by operating activities	126,188	125,262

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(88,865)	(97,853)
Grant proceeds from outside parties	24,575	28,551
Cash paid for acquisitions, net	(10,141)	(345,477)
Contingent consideration held in escrow	—	(7,500)
Insurance proceeds for the replacement of assets	3,996	419
Proceeds from sale of investment in Bolivia	3,778	—
Proceeds from disposition of property and equipment	8,313	8,081
Net cash used in investing activities from continuing operations	(58,344)	(413,779)
Net cash provided by investing activities from discontinued operations	1,774	450
Net cash used in investing activities	(56,570)	(413,329)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(214,153)	(193,051)
Proceeds from issuance of long-term debt	98,000	468,076
Debt issuance costs	—	(4,340)
Net proceeds from employee stock purchases	5,765	9,314
Treasury stock purchases	(434)	(2,355)
Stock issuance proceeds, net of stock issuance costs	106,614	—
Excess tax benefits from share-based compensation	1,234	1,829
Net cash (used in)/provided by financing activities from continuing operations	(2,974)	279,473

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,832	(5,973)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	538	(424)

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	74,014	(14,991)
CASH AND CASH EQUIVALENTS, beginning of period	31,693	46,684
CASH AND CASH EQUIVALENTS, end of period	$105,707	$31,693

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2009		2008
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$82,089	58.7%	$95,188	63.8%
Non-freight	57,818	41.3%	53,968	36.2%

Total revenues	$139,907	100.0%	$149,156	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$47,366	33.9%	$50,288	33.7%
Equipment rents	7,032	5.0%	8,908	6.0%
Purchased services	12,119	8.7%	10,567	7.1%
Depreciation and amortization	12,637	9.0%	11,636	7.8%
Diesel fuel used in operations	9,273	6.6%	11,702	7.8%
Diesel fuel sold to third parties	4,304	3.1%	5,731	3.8%
Casualties and insurance	4,135	3.0%	3,295	2.2%
Materials	5,283	3.8%	7,330	4.9%
Net (gain)/loss on sale and impairment of assets	(793)	(0.6)%	(3,891)	(2.6)%
Gain on insurance recoveries	1	0.0%	—	0.0%
Other expenses	11,083	7.9%	13,206	8.9%

Total operating expenses	$112,440	80.4%	$118,772	79.6%

Functional Classification
Transportation	$42,912	30.7%	$47,073	31.6%
Maintenance of ways and structures	12,133	8.7%	14,831	9.9%
Maintenance of equipment	16,951	12.1%	18,232	12.2%
Diesel fuel sold to third parties	4,304	3.1%	5,731	3.8%
General and administrative	24,295	17.4%	25,160	16.9%
Net (gain)/loss on sale and impairment of assets	(793)	(0.6)%	(3,891)	(2.6)%
Gain on insurance recoveries	1	0.0%	—	0.0%
Depreciation and amortization	12,637	9.0%	11,636	7.8%

Total operating expenses	$112,440	80.4%	$118,772	79.6%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended
	December 31,
	2009		2008
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$333,711	61.2%	$369,937	61.5%
Non-freight	211,155	38.8%	232,047	38.5%

Total revenues	$544,866	100.0%	$601,984	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$191,479	35.1%	$191,108	31.7%
Equipment rents	29,272	5.4%	35,170	5.8%
Purchased services	42,435	7.8%	46,169	7.7%
Depreciation and amortization	48,110	8.8%	40,507	6.7%
Diesel fuel used in operations	33,538	6.2%	61,013	10.1%
Diesel fuel sold to third parties	14,400	2.7%	34,624	5.8%
Casualties and insurance	14,842	2.7%	15,136	2.5%
Materials	21,835	4.0%	26,138	4.3%
Net (gain)/loss on sale and impairment of assets	3,953	0.7%	(7,708)	(1.2)%
Gain on insurance recoveries	(3,143)	(0.6)%	(399)	(0.1)%
Restructuring charges	2,288	0.4%	—	0.0%
Other expenses	46,535	8.6%	44,295	7.4%

Total operating expenses	$445,544	81.8%	$486,053	80.7%

Functional Classification
Transportation	$167,413	30.8%	$199,702	33.1%
Maintenance of ways and structures	51,713	9.5%	53,529	8.9%
Maintenance of equipment	66,655	12.2%	72,186	12.0%
Diesel fuel sold to third parties	14,400	2.7%	34,624	5.8%
General and administrative	94,155	17.3%	93,612	15.5%
Net (gain)/loss on sale and impairment of assets	3,953	0.7%	(7,708)	(1.2)%
Gain on insurance recoveries	(3,143)	(0.6)%	(399)	(0.1)%
Restructuring charges	2,288	0.4%	—	0.0%
Depreciation and amortization	48,110	8.8%	40,507	6.7%

Total operating expenses	$445,544	81.8%	$486,053	80.7%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2009			December 31, 2008
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$16,982	46,892	$362	$22,171	58,490	$379
Pulp & Paper	12,542	20,869	601	16,362	27,988	585
Minerals & Stone	10,484	31,969	328	11,217	37,500	299
Farm & Food Products	8,886	17,628	504	9,720	21,903	444
Chemicals-Plastics	8,469	12,079	701	8,417	12,328	683
Metals	7,493	15,424	486	9,353	19,206	487
Lumber & Forest Products	6,171	14,518	425	7,257	16,486	440
Petroleum Products	5,158	7,233	713	4,873	7,123	684
Autos & Auto Parts	1,484	2,352	631	1,109	1,912	580
Other	4,420	18,507	239	4,709	21,872	215

Totals	$82,089	187,471	$438	$95,188	224,808	$423

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2008
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$70,944	197,164	$360	$71,628	193,703	$370
Pulp & Paper	50,882	89,217	570	72,353	119,613	605
Minerals & Stone	40,031	134,999	297	45,126	143,991	313
Farm & Food Products	37,489	83,299	450	39,011	73,432	531
Metals	33,137	68,410	484	42,076	84,817	496
Chemicals-Plastics	32,956	49,008	672	32,538	48,501	671
Lumber & Forest Products	27,181	61,245	444	33,215	74,665	445
Petroleum Products	19,804	28,553	694	18,503	27,344	677
Autos & Auto Parts	4,967	8,036	618	6,731	11,112	606
Other	16,320	67,255	243	8,756	37,666	232

Totals	$333,711	787,186	$424	$369,937	814,844	$454

Reconciliation of non-GAAP Financial Measures

This earnings release contains adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Ratios Description and Discussion

Management views its Operating Ratio, calculated as total Operating Expenses divided by total Revenues, as an important measure of GWI’s operating performance.  Because management believes this is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Adjusted Operating Ratio for the three months ended December 31, 2009, is presented excluding net gain on sale of assets and for the three months ended December 31, 2008, is presented excluding net gain on the sale of assets and acquisition-related expense.  The Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Ratios calculated using amounts in accordance with GAAP.

The following table sets forth a reconciliation of GWI’s Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Ratios described above for the three months ended December 31, 2009 and 2008 ($ in millions):

2009	Total Revenues	Total Operating Expenses	Operating Income	Operating Ratio
As Reported	$139.9	$112.4	$27.5	80.4%
Net gain on sale of assets	—	0.8	(0.8)
Adjusted	$139.9	$113.2	$26.7	80.9%

		Total
		Operating	Operating	Operating
2008	Total Revenues	Expenses	Income	Ratio
As Reported	$149.2	$118.8	$30.4	79.6%
Net gain on sale of assets	—	3.9	(3.9)
Acquisition-related expense	—	(2.0)	2.0
Adjusted	$149.2	$120.6	$28.5	80.9%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets.  Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI.  Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding the cost of acquisitions and proceeds from divestitures and contingent consideration held in escrow.  Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.  Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Year Ended December 31,
	2009	2008

Net cash provided by operating activities from continuing operations	$126.9	$128.7
Net cash used in investing activities from continuing operations	(58.3)	(413.8)
Net cash paid/(received) for acquisitions/divestitures	6.4	345.5
Contingent consideration held in escrow	—	7.5
Free cash flow	$75.0	$67.9